Exhibit 11. Computation of Earnings Per Common Share

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                                                      (Dollars in Thousands Except Per Share Data and Number of Shares)
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

                                                        Weighted Average
Three-Month Periods Ended                               Number of Shares                    Net             Earnings Per
June 30,                                                     Outstanding            Income(Loss)            Common Share
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2001                                                          10,035,819                $  (215)                 $ (.02)
2000                                                          10,056,499                    949                    0.09
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                                                      (Dollars in Thousands Except Per Share Data and Number of Shares)
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                                                        Weighted Average
Six-Month Periods Ended                                 Number of Shares                    Net             Earnings Per
June 30,                                                     Outstanding                 Income             Common Share
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2001                                                          10,035,819                $10,432                  $ 1.04
2000                                                          10,058,280                  4,331                    0.43
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Computation of weighted average number of common
and common equivalent shares:


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Three-Month Periods Ended June 30,                                                         2001                2000
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Common shares outstanding beginning of the period                                    10,035,819              10,057,999
Weighted average of the common
shares purchased and retired or reissued                                                      -                  (1,500)
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Weighted average number of common shares                                             10,035,819              10,056,499
========================================================================================================================


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Six-Month Periods Ended June 30,                                                           2001                    2000
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Common shares outstanding beginning of the period                                    10,035,819              10,060,084
Weighted average of the common
shares purchased and retired or reissued                                                      -                  (1,804)
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Weighted average number of common shares                                             10,035,819              10,058,280
========================================================================================================================


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